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                                                                 EXHIBIT 23(a)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Sotheby's Holdings, Inc. Registration Statement on Form S-8 of our reports dated February 28, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Sotheby's Holdings, Inc. for the year ended December 31, 1993.





/s/ DELOITTE & TOUCHE

DELOITTE & TOUCHE

New York, New York
June 10, 1994